Exhibit 10.51

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made as of February 8, 2008, by and between Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), and Green Hospital Supply, Inc., located at 3-20-8 Kasuga Suita-City, Osaka 565-0853, Japan (“Purchaser”).

1.           Sale of Stock.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, two million (2,000,000)  unregistered shares of the Company’s Common Stock (the “Shares”) at a purchase price of US $6.00 per Share for a total of US $12,000,000. (“Purchase Price”).

2.           Purchase.  The purchase and sale of the Shares under Section 1 of this Agreement shall occur at a closing at the principal office of the Company within 14 days of the execution of this Agreement by the parties.  At the closing, the Company shall deliver the Shares into the account specified by Purchaser, and Purchaser shall immediately deliver the Purchase Price therefor to Company by wire transfer, or by alternate means agreed between the Parties.

3.           Limitations on Transfer.  Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with applicable securities laws and regulations of applicable countries and stock exchanges.  It is Purchaser's responsibility to familiarize itself with such laws and regulations.

4          Company’s Representation. The Company hereby represents and warrants to the Purchaser as follows:

(a)           The Company is duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b)           The Company has the right and power to enter into and perform its obligations under this Agreement; has taken all necessary corporate actions required to enter into and perform its obligations under this Agreement; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(c)           The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, or other instrument to which the Company is a party or by which it is bound.

(d)           All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company in order to permit the consummation of the transactions contemplated by this Agreement have been, or will have been as of the Closing Date, obtained and satisfied.

(e)                      The authorized capitalization of the Company consists solely of 95,000,000 authorized shares of common stock, and 5,000,000 shares of preferred stock.

(f)           The Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered,  will be duly and validly issued, fully paid and non-assessable and will be owned by the Purchaser, free and clear of liens, encumbrances, equities or claims.

(g)            The Company’s latest audited financial statements as of and for the year ended December 31, 2006, and latest un-audited financial statements as of and for the quarter ended September  30, 2007 fairly represent the true financial position of the Company in all material respects and in conformity with generally accepted accounting principles applied on a consistent basis.

5.           Investment Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)           The Company is a reporting company under the U.S. Securities Exchange Act, and its various periodic reports and other SEC filings are available for public inspection on the EDGAR system at www.sec.gov.  Purchaser further acknowledges that Purchaser and Purchaser’s advisors have had the opportunity to ask questions of and receive answers from the Company’s management concerning this investment.  Purchaser is aware of the Company’s business affairs and financial condition based on the said public available information and the answers from the Company’s management (the “Information”) and Purchaser and Purchaser’s advisors has evaluated the merits and risks of an investment in the Company and decided to acquire the Shares based on such Information.

(b)           Purchaser understands that the Shares have not been registered under the U.S. Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

 (c)           Purchaser understands that the Shares are “restricted securities” within the meaning of applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available (e.g., Rule 144 or Regulation S).  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(d)           Purchaser is an "accredited investor," as defined in US Securities Act Rule 501.

(e)           Purchaser has not entered into any agreement to pay commissions to any persons with respect to the purchase or sale of the Shares, except commissions for which Purchaser will be responsible.

(f)           Purchaser understands and acknowledges that no Japanese, German or United States federal or state agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merits of this investment, nor have any such agencies, governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to the Shares.

(g)           Purchaser, in evaluating the merits of an investment in the Shares, is not relying on the Company, its counsel, or any financial or other advisor to the Company for an evaluation of the tax, legal or other consequences of an investment in the Shares.

(h)           Purchaser is purchasing the Shares for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the U.S. Securities Act.

6.           Legends.  The certificates overlying the Shares shall bear the following legends:

"The shares of common stock of Cytori Therapeutics, Inc. represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”).  These securities may not be offered, sold, pledged or otherwise transferred (nor may exposure with respect to the shares otherwise be hedged) except (A)(1) in an offshore transaction complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (2) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (3) pursuant to another valid exemption from registration under the Securities Act (if available), and (B) in each case in accordance with all applicable securities laws of the States of the United States.  No representation can be made as to the availability of the exemption provided by Rule 144 under the Securities Act for resales of the shares.

This certificate evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Cytori Therapeutics, Inc. and Computershare Trust Company, Inc., a Colorado corporation, as Rights Agent, dated as of May 29, 2003, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Cytori Therapeutics, Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Cytori Therapeutics, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related Persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

7.           Registration.  The Company shall within 30 business days after receipt of written request by Purchaser use reasonable efforts to, prepare and file with the US Securities and Exchange Commission (the "Commission") a Registration Statement covering the resale of the Shares for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the US Securities Act and the rules promulgated thereunder).  The Company shall use its reasonable efforts to cause the Registration Statement to be declared effective under the US Securities Act within 60 business days after such filing. The Company shall keep such Registration Statement continuously effective under the Securities Act for a period of two years (the “Effectiveness Period”).

8.           Registration Procedures; Company’s Obligations.  In connection with the obligation for the registration of the Shares above, the Company shall:

 (a)           Furnish to the Purchaser a copy of the Registration Statement as proposed to be filed.

 (b)           Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Shares for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and (iii) respond promptly to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Purchaser true and complete copies of all correspondence from and to the Commission relating to the Registration Statement.

(c)           Notify the Purchaser (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Shares or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any State of the US, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

 (d)           Use its reasonable commercial efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any State of the US, at the earliest practicable moment.

 (e)           If requested by the Purchaser, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

 (f)           Furnish to the Purchaser, without charge, at least one conformed copy of the Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

 (g)           Promptly deliver to the Purchaser, without charge, as many copies of the Registration Statement, Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as Purchaser may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Shares covered by such Prospectus and any amendment or supplement thereto. Should the Purchaser offer or sell the Shares, such Purchaser agrees to comply with all applicable securities laws.

 (h)           Use its reasonable commercial efforts to register or qualify or cooperate with the selling Purchaser in connection with the registration or qualification (or exemption from such registration or qualification) of such Shares for offer and sale under the securities or Blue Sky laws of each State of the US as the Purchaser reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such States of the Shares covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.

 (i)           Upon the occurrence of any event contemplated by Section 8(c)(v), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

 (j)           Use its reasonable efforts to cause all Shares to be listed on any US national securities exchange (such as the NASDAQ Global Market), US quotation system, or US over-the-counter bulletin board, if any, on which the same securities issued by the Company are then listed.

 (k)           If (i) there is material non-public information regarding the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Company’s Board of Directors reasonably determines not to be in the Company’s best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may suspend effectiveness of the Registration Statement and suspend the sale of Shares under the Registration Statement one time every three months or three times in any twelve month period, provided that the Company may not suspend its obligation for more than 60 days in the aggregate in any 12 month period.

9.           Registration Procedures; Purchaser’s Obligations.  In connection with the registration of the Shares, the Purchaser shall:

(a)           (i) not sell any Shares under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 8(g) and the notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 8(c), (ii) comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Shares pursuant to the Registration Statement, and (iii) furnish to the Company information regarding such Purchaser and the distribution of such Shares as is required by law to be disclosed in the Registration Statement.

(b)           upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 8(c)(ii), 8(c)(iii), 8(c)(iv), 8(c)(v) or 8(k), forthwith discontinue disposition of such Shares under the Registration Statement until the Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 8(i), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

10.           Registration Expenses.

All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Shares are sold pursuant to the Registration Statement.

11.           Indemnification.

(a)           Indemnification by the Company. The Company shall indemnify and hold harmless Purchaser, its permitted assignees, officers, directors, agents, brokers, investment advisors and employees, each person who controls Purchaser or a permitted assignee (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling person, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein, or (ii) as a result of the failure of the Purchaser to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 11(ｂ) hereof) and shall survive the transfer of the Shares by the Purchaser.

(b)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity pursuant to Section 11(a) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party).  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not unreasonably be withheld, conditioned or delayed, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder or pursuant to applicable law).

 (c)           The indemnity agreement contained in this Section is in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

12.           No Special Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company to negotiate, or to decline to negotiate, any contractual relationship with Purchaser, nor the right or power of Purchaser to negotiate, or to decline to negotiate, any contractual relationship with the Company.

13.           Board Observer Seat.  So long as Purchaser continues to own all of the Shares purchased hereunder or at least 10% of the Company’s outstanding shares, the Company shall permit Purchaser to designate one representative reasonably acceptable to the Company as a non-voting observer to the Board of Directors. The Purchaser representative shall receive all notices, documents and other information supplied to members of the Board of Directors. The Company shall allow the representative to observe Board of Directors meetings by telephone if they are unable to attend in person. The Purchaser representative (and Purchaser) shall hold all information received thereby in strict confidentiality, and shall sign a confidentiality agreement provided by the Company requiring all information disclosed pursuant to the Board Observer Seat to be held in complete confidence and trust. The Company reserves the right to withhold certain information, and/or to exclude the Purchaser representative from any meeting or portion thereof, if, in the judgment of the Board of Directors the failure to do so might compromise the attorney-client privilege, or potentially result in a conflict of interest situation.

14.           Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

 (b)           Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them with regard to such subject matter.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

 (c)           Construction.  This Agreement is the result of negotiations between and has been reviewed by both of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either one of the parties hereto.

 (d)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent and confirmed by fax or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below or as subsequently modified by written notice.

 (e)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature Page Follows]

The parties have executed this Common Stock Purchase Agreement as of the date first set forth above.

COMPANY:

CYTORI THERAPEUTICS, INC.

By: /s/ Christopher J. Calhoun

Title: CEO

Address:
3020 Callan Road
San Diego, CA 92121

Fax:  US 858-458-0994

PURCHASER:

GREEN HOSPITAL SUPPLY, INC.

By: Kunishisa Furukawa

Title: President

Address:
3-20-8 Kasuga Suita-City
Osaka 565-0853, Japan